Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO CREDIT AGREEMENT

(COEUR MINING, INC. (F/K/A COEUR D’ALENE MINES CORPORATION))

This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”) is entered into as of January 16, 2014 (the “Execution Date”) by and among Coeur Mining, Inc., a Delaware corporation (f/k/a Coeur d’Alene Mines Corporation, an Idaho corporation) (the “Parent”); Coeur Alaska, Inc., a Delaware corporation (“Coeur Alaska”) and Coeur Rochester, Inc., a Delaware corporation (together with Coeur Alaska, the “Borrowers,” and each, individually a “Borrower”); the undersigned Lenders (constituting Required Lenders as of the Execution Date); and Wells Fargo Bank, National Association, as Administrative Agent (in such capacity, together with any successors appointed pursuant to Section 11.6 of the Credit Agreement, “Administrative Agent”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Credit Agreement (as defined below), and the interpretive provisions set forth in Sections 1.2-1.10 of the Credit Agreement shall apply to this Amendment, mutatis mutandis, as if fully set forth herein.

RECITALS

WHEREAS, the Parent, the Borrowers, the Lenders, and the Administrative Agent entered into that certain Credit Agreement, dated as of August 1, 2012 (prior to giving effect to this Amendment, the “Credit Agreement”);

WHEREAS, the Parent and Borrowers have requested that the Lenders agree to amend the Credit Agreement; and

WHEREAS, the Required Lenders are willing to agree to such amendments, in accordance with Section 12.2 of the Credit Agreement, on the terms and subject to the conditions set forth herein,

NOW, THEREFORE, the parties hereto hereby agree as follows:

AGREEMENT

ARTICLE I – AMENDMENTS TO CREDIT AGREEMENT

1.1 Amendment to Section 1.1. Section 1.1 of the Credit Agreement is amended as follows:

(a) the table in the definition of “Applicable Margin” is replaced in its entirety as follows:

			Revolving Credit Loans
Pricing Level	Consolidated Total Leverage Ratio	Commitment Fee	LIBOR +	Base Rate +
I	Less than 1.00 to 1.00	0.50%	2.25%	1.25%
II	Greater than or equal to 1.00 to 1.00, but less than 1.50 to 1.00	0.50%	2.50%	1.50%
III	Greater than or equal to 1.50 to 1.00, but less than 2.00 to 1.00	0.60%	2.75%	1.75%
IV	Greater than or equal to 2.00 to 1.00, but less than 2.50 to 1.00	0.70%	3.00%	2.00%
V	Greater than or equal to 2.50 to 1.00, but less than 3.00 to 1.00	0.75%	3.25%	2.25%
VI	Greater than or equal to 3.00 to 1.00, but less than 3.75 to 1.00	0.85%	3.50%	2.50%
VII	Greater than or equal to 3.75 to 1.00	1.00%	4.00%	3.00%

(b) the definition of “Consolidated Secured Leverage Ratio” is added, in correct alphabetical order, as follows:

“‘Consolidated Secured Leverage Ratio’ means, as of any date of determination, the ratio of (a) Secured Indebtedness on such date to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date.”

(c) the definition of “Indebtedness” is amended by (i) deleting the word “royalty” from clause (b) thereof, (ii) deleting the word “and” after clause (l) thereof, and (iii) replacing clause (m) in its entirety with the following:

“(m) any obligation arising from a streaming or similar agreement to the extent such obligation is reflected as a liability on the Parent’s Consolidated balance sheet prepared in accordance with GAAP; and

(n) all Guaranty Obligations of any such Person with respect to any of the foregoing.”

(d) the definition of “Permitted Acquisition” is modified by (i) deleting the word “Guarantor” after the word “Subsidiary” on the first line of the definition and (ii) replacing clause (c) thereof in its entirety with the following:

“(c) if such transaction is a merger or consolidation, such merger or consolidation shall be in compliance with Section 9.4 and no Change of Control shall have been effected thereby;”.

(e) the definition of “Permitted Encumbrance” is modified by adding at the end of clause (e) of such definition the following: “and including any encumbrances permitted by clause (v) of Section 9.2”.

(f) the definition of “Secured Indebtedness” is added, in correct alphabetical order, as follows:

“‘Secured Indebtedness’ means, as of any date of determination with respect to the Parent and its Subsidiaries on a Consolidated basis without duplication, the sum of all Indebtedness of the Parent and its Subsidiaries secured by a Lien on property of the Parent or any of its Subsidiaries, including, without limitation the Secured Obligations.”

(g) the definition of “Senior Note Indenture” is added, in correct alphabetical order, as follows:

“‘Senior Note Indenture’ means that certain Indenture, dated as of January 29, 2013 among the Parent, as issuer, certain Subsidiaries of the Parent, as guarantors, and the Bank of New York Mellon, as indenture trustee, pursuant to which the Parent issued those certain 7.875% senior notes due 2021.”

(h) the definition of “Signing Date” is amended by replacing “Section 5.13” with “Section 6.1”.

1.2 Amendment to Section 9.1(g). Section 9.1(g) of the Credit Agreement is amended and replaced in its entirety as follows:

“(g) unsecured intercompany Indebtedness (i) owed by any Credit Party to another Credit Party, (ii) owed by any Non-Guarantor Subsidiary to any Credit Party so long as such Indebtedness constitutes (A) Indebtedness existing on the Signing Date and listed on Schedule 9.1 or (B) an intercompany loan, extension, or advance permitted by Section 9.3(p) (provided in each case that any Indebtedness owed by such Non-Guarantor Subsidiary of any Credit Party in principal amount in excess of the Threshold Amount pursuant to this clause (ii) shall be evidenced by a demand note in form and substance reasonably satisfactory to the Administrative Agent and shall be pledged and delivered to the Administrative Agent pursuant to the Security Documents), (iii) owed by any Credit Party to any Non-Guarantor Subsidiary (provided, that such Indebtedness shall be subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent), and (iv) owed by any Non-Guarantor Subsidiary to any other Non-Guarantor Subsidiary;”.

1.3 Amendment to Section 9.1(i)(iv). Section 9.1(i)(iv) of the Credit Agreement is amended by replacing the parenthetical in such clause with the following: “(it being understood and agreed that (x) the covenant and default terms of the Senior Note Indenture and (y) covenants and default terms customary as of the date hereof for high yield note issuances generally, and any other such terms that are not substantially more restrictive, taken as a whole, than those contained in the Senior Note Indenture or customary as of the date hereof for high yield note issuances generally, meet this standard).”

1.4 Amendment to Section 9.2. Section 9.2 of the Credit Agreement is amended by deleting the word “and” after clause (u) thereof and amending and replacing clause (v) thereof in its entirety as follows:

“(v) Liens constituting encumbrances on mining properties of the Parent or any of its Subsidiaries in respect of mineral royalties (x) granted in compliance with Section 9.5(k) or otherwise not considered an Asset Disposition or (y) encumbering any mining property acquired by the Parent or any of its Subsidiaries at the time of the acquisition of such property; provided, that, in the case of this subclause (y), (i) such royalty is not granted in connection with, or in anticipation of such acquisition (unless such royalty was retained by the seller of such mining property by express agreement with the Parent or the relevant Subsidiary in connection with the sale of such property and such retention was reflected in the consideration paid by the Parent or the relevant Subsidiary), and (ii) such Liens only encumber the mining property acquired in such acquisition; and

(w) Liens not otherwise permitted hereunder securing Indebtedness or other obligations in the aggregate principal amount not to exceed $25,000,000 at any time outstanding; provided that no Liens incurred pursuant this clause (w) on existing Collateral (other than cash or Cash Equivalents that do not constitute Cash Collateral) may have priority over the Liens created pursuant to the Security Documents.”

1.5 Amendment to Section 9.3(g). Section 9.3(g) of the Credit Agreement is amended and replaced in its entirety as follows:

“(g) Investments by Parent or any Subsidiary thereof in the form of Permitted Acquisitions in an amount (for the avoidance of doubt, not including any consideration granted in Capital Stock of the Parent as permitted by Section 9.3(l)) not exceeding the Available Amount at the time of such Permitted Acquisition is made; provided, that immediately before and immediately after giving pro forma effect to any such Permitted Acquisition, (A) no Default or Event of Default shall have occurred or be continuing and (B) the sum of (x) Availability and (y) Qualified Cash shall be at least $50,000,000.”

1.6 Amendment to Section 9.3(p). Section 9.3(p) of the Credit Agreement is amended and replaced in its entirety as follows:

“(p) Investments (other than Capital Expenditures or any acquisition by the Parent or any Subsidiary of all or substantially all of the business or a line of business (whether by the acquisition of Capital Stock, assets, or any combination thereof) of any other Person) not otherwise permitted pursuant to this Section in an amount not exceeding the Available Amount at the time such Investment is made; provided, that immediately before and immediately after giving pro forma effect to any such Investments, (i) no Default or Event of Default shall have occurred or be continuing, and (ii) the sum of (x) Availability and (y) Qualified Cash shall be at least $50,000,000.”

1.7 Amendment to Section 9.6(d)(i). Section 9.6(d)(i) of the Credit Agreement is amended by replacing “$25,000,000” with “50,000,000”.

1.8 Amendment to Section 9.6(d)(ii). Section 9.6(d)(ii) of the Credit Agreement is amended and replaced in its entirety as follows:

“(ii) make regularly scheduled dividend payments in an amount not exceeding $40,000,000 in any given year; provided, that immediately before and immediately after giving pro forma effect to any such Restricted Payment, (i) no Event of Default shall have occurred and be continuing, (ii) the Consolidated Total Leverage Ratio shall be less than 3.00 to 1.00, and (iii) the sum of (x) Availability and (y) Qualified Cash shall be at least $50,000,000; and”

1.9 Amendment to Section 9.6(d)(iii). Section 9.6(d)(iii) of the Credit Agreement is amended by replacing “the Consolidated Total Leverage Ratio shall be at least 0.25 below the applicable ratio set forth in Section 9.15(a)” with “the Consolidated Total Leverage Ratio shall be less than 3.00 to 1.00”.

1.10 Amendment to Section 9.9(b)(v). Section 9.9(b)(v) of the Credit Agreement is amended and replaced in its entirety as follows:

“(v) the payment of principal of any voluntary redemption, repurchase, or other retirement of any Subordinated Indebtedness, the Existing Indebtedness, or any Indebtedness incurred pursuant to Section 9.1(i), in each case, in an amount not to exceed the Available Amount; provided, that immediately before and immediately after giving pro forma effect to any such payment (i) no Default or Event of Default shall have occurred or be continuing, (ii) the Consolidated Total Leverage Ratio shall be less than 3.00 to 1.00, and (iii) the sum of (x) Availability and (y) Qualified Cash shall be at least $100,000,000; and”.

1.11 Amendment to Section 9.10. Section 9.10 of the Credit Agreement is amended by adding the following at the end of such Section: “It is agreed, for the avoidance of doubt, that the restrictions contained in the Senior Note Indenture (and restrictions applicable to any future Indebtedness incurred pursuant to Section 9.1(i) which are not substantially more restrictive, taken as a whole, than such restrictions in the Senior Note Indenture) do not violate the above provisions of this Section 9.10.”

1.12 Amendment to Section 9.15(a). Section 9.15(a) of the Credit Agreement is amended and replaced in its entirety as follows:

“(a) Consolidated Total Leverage Ratio. As of the last day of (i) the fiscal quarter ended December 31, 2013, permit the Consolidated Total Leverage Ratio to be greater than 3.25 to 1.00 and (ii) any fiscal quarter ending after October 1, 2015, permit the Consolidated Total Leverage Ratio to be greater than 4.75 to 1.00.”

1.13 Amendment to Section 9.15(b). Section 9.15(b) of the Credit Agreement is amended and replaced in its entirety as follows:

“(b) Consolidated Interest Coverage Ratio. As of the last day of any fiscal quarter ending during the applicable period set forth below, permit the Consolidated Interest Coverage Ratio to be less than the applicable ratio during such applicable period:

Period	Consolidated Interest Coverage Ratio
October 1, 2013 to December 31, 2013	3.00 to 1.00
January 1, 2014 to March 31, 2014	3.00 to 1.00
April 1, 2014 to June 30, 2014	3.00 to 1.00
July 1, 2014 to September 30, 2014	2.75 to 1.00
October 1, 2014 to March 31, 2015	1.50 to 1.00
April 1, 2015 to June 30, 2015	2.00 to 1.00
July 1, 2015 to December 31, 2015	2.75 to 1.00
January 1, 2016 and after	3.00 to 1.00

”

1.14 Amendment to Section 9.15(c). Section 9.15(c) of the Credit Agreement is amended and replaced in its entirety as follows:

“(c) Tangible Net Worth. As of the last day of any fiscal quarter ending during the applicable period set forth below, permit the Tangible Net Worth of the Parent to be less than the greater of (i) the applicable amount for such applicable period, as set forth below, and (ii) $900,000,000.

Period	Minimum Tangible Net Worth Amount
October 1, 2013 to September 30, 2014	85% of the Parent’s Tangible Net Worth based upon the Parent’s audited financial statements for the period ended December 31, 2013 (the “2014 Minimum Tangible Net Worth Amount”)

October 1, 2014 and September 30, 2015

The 2014 Minimum Tangible Net Worth Amount plus

(A) if the Parent’s Consolidated Net Income for the fiscal year ended December 31, 2014 is zero or positive, 25% of such Consolidated Net Income of the Parent or

(B) if the Parent’s Consolidated Net Income for the fiscal year ended December 31, 2014 is negative, such Consolidated Net Income of the Parent; provided, any such loss greater than $50,000,000 shall be deemed capped at a loss of $50,000,000 for purposes of this calculation

(collectively, the “2015 Minimum Tangible Net Worth Amount”)

October 1, 2015 and after

The 2015 Minimum Tangible Net Worth Amount plus

(A) if the Parent’s Consolidated Net Income for the fiscal year ended December 31, 2015 is zero or positive, 25% of such Consolidated Net Income of the Parent or

(B) if the Parent’s Consolidated Net Income is negative for the fiscal year ended December 31, 2015, such Consolidated Net Income of the Parent; provided, any such loss greater than $50,000,000 shall be deemed capped at a loss of $50,000,000 for purposes of this calculation

1.15 Amendment to Section 9.15. Section 9.15 of the Credit Agreement is amended to add the following provisions at the end thereof:

“(d) Minimum Consolidated EBITDA. As of the last day of any fiscal quarter, permit the Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to be less than the applicable amount during the applicable period as set forth below:

Period	EBITDA Amount
January 1, 2014 to March 31, 2014	$100,000,000
April 1, 2014 to June 30, 2014	$100,000,000
July 1, 2014 to September 30, 2014	$100,000,000
October 1, 2014 to March 31, 2015	$50,000,000
April 1, 2015 to June 30, 2015	$75,000,000
July 1, 2015 to December 31, 2015	$100,000,000
January 1, 2016 and after	$110,000,000

”

“(e) Maximum Consolidated Secured Leverage. As of the last day of any fiscal quarter ending after January 1, 2014, permit the Consolidated Secured Leverage Ratio to be greater than 1.25 to 1.00.”

“(f) Minimum Cash Balance. As of the last day of any fiscal quarter ending after January 1, 2014, permit the amount of Qualified Cash to be less than $50,000,000.”

1.16 Amendment to Section 9.18. Section 9.18(d) of the Credit Agreement is amended by replacing the reference to “9.3(k)” in such clause with “9.3(p)”.

1.17 Amendment to Section 12.1. Section 12.1 of the Credit Agreement is amended by replacing the following notice address for the Parent or the Borrowers:

“Coeur d’Alene Mines Corporation,

505 Front Ave. P.O. Box “I”

Coeur d’Alene, Idaho 83816-0316

Attention of: Chief Financial Officer

Telephone No.: 208-665-0340

Facsimile No.: 208-667-2213

E-mail: fhanagarne@coeur.com

and

Attention of: General Counsel

Telephone No.: 208-665-0770

Facsimile No.: 208-667-2213

E-mail: cnault@coeur.com”

with the following notice address for the Parent or the Borrowers:

“Coeur Mining, Inc.

104 South Michigan Avenue, Suite 900

Chicago, Illinois 60603

Attention of: Chief Financial Officer

Telephone No.: 312-489-5843

Facsimile No.: 312-489-5898

E-mail: pmitchell@coeur.com

and

Attention of: General Counsel

Telephone No.: 312-489-5846

Facsimile No.: 312-489-5898

E-mail: cnault@coeur.com”.

1.18 Amendment to Exhibit “F” to the Credit Agreement. Exhibit “F” to the Credit Agreement “Form of Officer’s Compliance Certificate” is amended and replaced with Exhibit “F” hereto.

ARTICLE II – CONDITIONS PRECEDENT TO EFFECTIVENESS

This Amendment shall become effective as of the date hereof (other than the amendments to the financial covenants in Section 9.15, which shall be made effective as of December 31, 2013) only upon satisfaction of the following conditions precedent:

(a)	the due execution and delivery of a counterpart signature page to this Amendment by each of the Parent, each Borrower, the undersigned Lenders (constituting Required Lenders under the Credit Agreement as of the date hereof) and the Administrative Agent;

(b)	the Parent shall provide its best estimate of the Available Amount, as of the December 31, 2013 (it being understood that financial statements for the fiscal period ending December 31, 2013 are not available as of the date of this Amendment), and the calculations determining such figures in a form reasonably acceptable to the Administrative Agent and certified by the Parent’s chief financial officer;

(c)	each of the Administrative Agent and the undersigned Lenders shall have received reimbursement or payment of (i) all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent invoiced on or prior to the Execution Date, and (ii) the 0.25% amendment fee to each Lender executing this Amendment and any other fees set forth in that certain fee letter, dated January 16, 2014 among Wells Fargo Securities, LLC, the Administrative Agent, the Parent and the Borrowers; and

(d)	the representations and warranties set forth in Article III of this Amendment shall be true and correct in all material respects as of the Execution Date (except that the representation and warranty set forth in clause (g) of Article III shall be true and correct in all respects).

ARTICLE III – REPRESENTATIONS AND WARRANTIES

The Parent and each Borrower hereby represents and warrants that, as of the date hereof, after giving effect to this Amendment:

(a)	such Person has the right, power, and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations hereunder and under the Credit Agreement, as modified by this Amendment (the “Amended Credit Agreement”) and the other Loan Documents to which it is a party in accordance with their respective terms;

(b)	the execution and delivery of this Amendment by such Person and the performance of each Person hereof and of the Amended Credit Agreement and the other Loan Documents to which such Person is a party have been duly authorized by all necessary action on the part of such Person;

(c)	the execution and delivery by such Person of this Amendment and the performance of each Person under the Amended Credit Agreement and the other Loan Documents to which such Person is a party do not and will not violate any Applicable Law except to the extent that such violation could not reasonably be expected to have a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of such Person’s properties or revenues pursuant to any Applicable Law other than Permitted Liens;

(d)	this Amendment has been duly executed and delivered by such Person and constitutes a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with the Amendment’s terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies;

(e)	other than a customary Form 8-K or other public disclosure filing, no material consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the transactions contemplated herein or the execution, delivery, performance, validity or enforceability of this Amendment;

(f)	no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default; and

(g)	after giving effect to this Amendment, the representations and warranties set forth in Section 7 of the Credit Agreement are true and correct in all material respects (except for any such representation or warranty that relates solely to a specific date, in which case, such representation or warranty was true and correct in all material respects as of such date).

ARTICLE V – COSTS AND EXPENSES

The Parent and the Borrowers shall pay and reimburse each of the Administrative Agent and the undersigned Lenders for all reasonable and documented costs and and expenses incurred in connection with the preparation, negotiation, and execution of this Amendment and the other instruments and documents related thereto, including, without limitation, all reasonable and documented fees, expenses, disbursements and other charges of counsel to the Administrative Agent.

ARTICLE IV – MISCELLANEOUS

5.1 Continuing Effect; No Waiver; References. Except as expressly modified as set forth herein, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed. The execution and delivery of this Amendment shall not constitute a waiver or amendment of (a) any provision of any Loan Document or (b) any right, power or remedy of the Administrative Agent or any Lender under any Loan Document, including rights, powers and remedies arising out of or relating to any existing Defaults or Events of Default, other than as expressly set forth herein. No course of dealing and no failure or delay by the Administrative Agent or any Lender in exercising any right, power, or remedy under any Loan Document shall operate as a waiver thereof or otherwise prejudice the rights, powers, or remedies of the Administrative Agent or any Lender. From and after the date hereof, all references to the “Credit Agreement” contained in the Loan Documents shall be deemed to refer to the Amended Credit Agreement (as the same may be further amended, supplemented, or modified from time to time). This Amendment shall constitute a Loan Document.

5.2 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

5.3 GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE, OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

5.4. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER

PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

5.5 Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

COEUR MINING, INC. (f/k/a Cœur d’Alene Mines Corporation),
as Parent

By:	/s/ Peter C. Mitchell
Name:	Peter C. Mitchell
Title:	Senior Vice President and Chief Financial Officer

COEUR ALASKA, INC., as a Borrower

By:	/s/ Peter C. Mitchell
Name:	Peter C. Mitchell
Title:	Vice President

COEUR ROCHESTER, INC., as a Borrower

By:	/s/ Peter C. Mitchell
Name:	Peter C. Mitchell
Title:	Vice President

AMENDMENT NO. 1 TO CREDIT AGREEMENT

(COEUR MINING, INC.)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Lender

By:	/s/ Daniel G. Adams
Name:	Daniel G. Adams
Title:	SVP

AMENDMENT NO. 1 TO CREDIT AGREEMENT

(COEUR MINING, INC. (F/K/A COEUR D’ALENE MINES CORPORATION)

BARCLAYS BANK PLC, a Lender

By:	/s/ Christopher R. Lee
Name:	Christopher R. Lee
Title:	Assistant Vice President

AMENDMENT NO. 1 TO CREDIT AGREEMENT

(COEUR MINING, INC. (F/K/A COEUR D’ALENE MINES CORPORATION)

UNION BANK, N.A., a Lender

By:	/s/ Eric Otieno
Name:	Eric Otieno
Title:	Vice President

AMENDMENT NO. 1 TO CREDIT AGREEMENT

(COEUR MINING, INC. (F/K/A COEUR D’ALENE MINES CORPORATION)

EXHIBIT F

FORM OF OFFICER’S COMPLIANCE CERTIFICATE

OFFICER’S COMPLIANCE CERTIFICATE

The undersigned, on behalf of Coeur Mining, Inc., a corporation organized under the laws of Delaware (the “Parent”), hereby certifies to the Administrative Agent and the Lenders, each as defined in the Credit Agreement referred to below, as follows:

1. This certificate is delivered to you pursuant to Section 8.2 of the Credit Agreement, dated as of August 1, 2012 (as amended by that certain Amendment No. 1 to Credit Agreement (Coeur Mining Inc. (f/k/a Coeur d’Alene Mines Corporation), dated as of January 16, 2014 and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Parent, Coeur Alaska, Inc., a Delaware corporation, Coeur Rochester, Inc., a Delaware corporation, the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms not defined herein shall have the meanings assigned thereto in the Credit Agreement.

2. I have reviewed the financial statements of the Parent and its Subsidiaries dated as of                      and for the                      period[s] then ended and such statements fairly present in all material respects the financial condition of the Parent and its Subsidiaries as of the dates indicated and the results of their operations and cash flows for the period[s] indicated.

3. I have reviewed the terms of the Credit Agreement, and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Parent and its Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event at the date of this certificate [except, if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Parent has taken, is taking, and proposed to take with respect thereto.]

4. The Applicable Margin and calculations determining such figures are set forth on the attached Schedule 1. The Available Amount as of                  and calculations determining such figures are set forth on the attached Schedule 2. The Parent and its Subsidiaries are in compliance with the financial covenants contained in Section 9.15 of the Credit Agreement as shown on Schedule 1 and Schedule 2. The Parent and its Subsidiaries are in compliance with the other covenants and restrictions contained in the Credit Agreement.

[Signature Page Follows]

WITNESS the following signature as of                     , 20    .

COEUR MINING, INC. a Delaware corporation

By:
Name:
Title:

Schedule 1

to

Officer’s Compliance Certificate

[To be provided in a form acceptable to the Administrative Agent]

Schedule 2

to

Officer’s Compliance Certificate

[To be provided in a form acceptable to the Administrative Agent]